UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Brandywine Realty Trust) Delaware (Brandywine Operating Partnership, L.P.)	001-9106 000-24407	23-2413352 23-2862640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East Lancaster Avenue, Suite 100 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 325-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 1, 2011, Brandywine Realty Trust held its 2011 Annual Meeting of Shareholders. At the meeting, the shareholders voted on: (1) the election of eight trustees, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, (3) a non-binding, advisory vote regarding the compensation of our named executive officers and (4) a non-binding, advisory vote regarding the frequency of advisory votes on the compensation of our named executive officers. The voting results on these proposals were as follows:
Proposal 1: Election of Eight Trustees

Trustee	Votes For	Withheld	Broker Non-Votes
Walter D’Alessio	110,296,199	3,121,548	9,157,063
Anthony A. Nichols, Sr.	111,059,378	2,358,369	9,157,063
Gerard H. Sweeney	111,071,193	2,346,554	9,157,063
D. Pike Aloian	110,403,508	3,014,239	9,157,063
James C. Diggs	112,534,078	883,669	9,157,063
Wyche Fowler	112,453,946	963,801	9,157,063
Michael J. Joyce	111,792,898	1,624,849	9,157,063
Charles P. Pizzi	110,254,406	3,163,341	9,157,063
Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,205,704	1,342,111	26,995	—
Proposal 3: Advisory, non-binding vote on the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,034,814	5,313,269	69,664	9,157,063
Proposal 4: Advisory, non-binding vote on the frequency of shareholder advisory votes on the compensation of our named executive officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
105,968,401	88,197	7,217,117	144,032	9,157,063

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: June 2, 2011